EXHIBIT 2

                               AGREEMENT AND PROXY

         THIS AGREEMENT AND PROXY (this "Agreement") is entered into as of May 9, 2001 by and between the Pension Benefit Guaranty Corporation (the "PBGC"), both individually and on behalf of the Allis-Chalmers Consolidated Pension Plan (the "Plan"), AL-CH, L.P., a Delaware limited partnership ("AL-CH"), and the shareholders (the "Shareholders") of OilQuip Rentals, Inc, a Delaware corporation ("OilQuip"), named on Exhibit "A" hereto.

                                 R E C I T A L S

WHEREAS, A-C has entered into an Agreement and Plan of Merger (the "Merger Agreement") with OilQuip which provides for a merger (the "Merger") of OilQuip with and into a subsidiary of A-C in which A-C will issue to the Shareholders in the aggregate 10,000,000 shares of the Common Stock of A-C (the "A-C Common Stock"), 400,000 shares of which shall be issued on the Effective Date (as defined in the Merger) and 9,600,000 of which shall be issued immediately following the amendment of the certificate of incorporation of A-C to authorize the issuance of such A-C Common Stock;

WHEREAS, the PBGC is the owner of 585,100 shares of the A-C Common Stock;

WHEREAS, AC-CH is the owner of 407,251 shares of the A-C Common Stock;

WHEREAS, the shareholders will be issued 400,000 shares of A-C Common Stock on the Effective Date;

WHEREAS, it is a condition of OilQuip consummating the Merger Agreement that each Shareholder, AL-CH and the PBGC (each, a "Grantor") execute and deliver this Agreement to the Shareholders;

                                A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows (capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement):

1.       Voting of Shares and Proxy.

     (a) Until the Expiration Date (as defined in Section 5(n) below), at every meeting of the stockholders of the A-C called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of A-C, each Grantor shall cause all Shares (as defined in Section 1(b) below) beneficially owned by such Grantor to be voted: (i) in favor of ratification of the Merger Agreement, (ii) in favor of the adoption and approval of the amendment to the Certificate of Incorporation of A-C in the form


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attached as Exhibit B (such changes as the Shareholders shall reasonably request in order to comply with any technical filing requirements of the state of Delaware) (iii) in favor of any other action in furtherance of the actions described in subsections (i) and (ii), and (iv) as directed by the shareholders on any action which could adversely impact the rights of the Shareholders to receive the A-C Common Stock issuable pursuant to the Merger Agreement. Prior to the Expiration Date, the Grantors shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 1(a).

     (b) "Shares" shall mean: (i) all securities of A-C (including all shares of A-C Common Stock and all options, warrants and other rights to acquire such securities) beneficially owned by the Grantors as of the date of this Agreement;
(ii) all shares of A-C Common Stock issued to the shareholders on the Effective Date, and (iii) all additional securities of A-C (including all shares of A-C Common Stock and all additional options, warrants and other rights to acquire such securities) of which the Grantors acquire beneficial ownership during the period from the date of this Agreement through the Expiration Date.

     (c) Concurrently with the execution of this Agreement, the Grantors are delivering to the Shareholders a proxy in the form attached hereto as Exhibit "C" (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law but subject to termination as stated therein, with respect to the Shares.

2.       Restrictions on Transfer of Shares Prior to the Effective Time.

     (a) At all times commencing with the execution of this Agreement and until the Expiration Date, the Grantors hereby agrees not to, directly or indirectly, take any of the following actions, except in accordance with subsection (b) of this Section 2.

         (i) tender any of the Shares or any securities convertible into or exchangeable or exercisable for the Shares to any Person;

         (ii) sell, pledge, grant an option with respect to, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Shares or any securities convertible into or exchangeable or exercisable for the Shares or any interest therein, or enter into any commitment relating thereto; or

         (iii) deposit, or permit the deposit of, any of the Shares into a new voting trust or depositary facility or enter into a new voting agreement or arrangement with respect to any Shares in contravention of the obligations of the Grantors under this Agreement or grant any proxy (other than the Proxy) with respect thereto or enter into any commitment relating thereto (any transaction referred to in clause (i), (ii) or (iii) is hereinafter referred to as a "Transfer").

     (b) Notwithstanding subsection (a) above, the Grantors may take an action described in subsection (a) if (i) the Shareholders shall give their prior written consent to such action (which shall not be unreasonably withheld), (ii) the proposed transferee shall have executed a counterpart of this Agreement and the Proxy and shall have agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement, and (iii) the current voting trust agreement to which A-C is a party (the "AL-CU Voting Agreement") may be amended to extend its termination on _______ date.

3. Representations and Warranties of the Grantors. Each Grantor hereby represents and warrants and covenants (severally and not jointly) to the Shareholders as follows:

     (a) In the case of AL-CH and the PBGC, the Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or delay the performance in any respect by the Grantor of its obligations under this Agreement. Grantor has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy. In the case of AL-CH and the PBGC, the execution and delivery of this Agreement and the Proxy and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action on the part of the Grantor.

     (b) Each of this Agreement and the Proxy has been duly executed and delivered by or on behalf of the Grantor, and, subject to the execution of this Agreement by the other parties hereto, constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally and except as enforcement thereof is subject to general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (c) The execution and delivery of this Agreement and the Proxy by the Grantors does not, and the performance of this Agreement and the Proxy by the Grantors will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or other similar constituent documents of the Grantor, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Grantor or by which it or any of its properties is bound or affected, or
(iii) conflict with or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to another party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on the Shares, pursuant to the AL-CH Voting Agreement or any other note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Grantor is a party or by which the Grantor or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not prevent or delay the performance by the Grantor of its obligations under this Agreement.

     (d) The Grantor is the registered and beneficial owner of the Shares described in the Recitals hereto free and clear of any lien or encumbrance, proxy or voting restriction other than pursuant to this Agreement and the AL-CH Voting Agreement. Such Shares are all the securities of A-C owned of record or beneficially by the Grantors on the date of this Agreement.

     (e) The Grantor understands and acknowledges that the consummation of the Merger Agreement by OilQuip will be effected (and that the Shareholder's consent to the Merger was given) in reliance upon the Grantor's execution and delivery of this Agreement and the Proxy.

4. Ownership of the Shares. Except as otherwise provided herein, all rights, ownership and economic benefits of and relating to the Shares shall remain and belong to the Grantors.

5. Miscellaneous.

     (a) All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (i) personal delivery, (ii) transmitter's confirmation of a receipt of a facsimile transmission, (iii) confirmed delivery by a standard overnight carrier or when delivered by hand or
(iv) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

      if to Shareholders, to the addresses set forth on Exhibit "A" hereto to:

      With a copy to:

      Spolin Silverman Cohen & Bartlett LLP
      1620 26th Street, Suite 2000 North
      Santa Monica, CA  90404
      Attn:  Joseph B. Bartlett, Esq.
      Fax:  (310) 586-2444

      If to the PBGC, to:

      Pension Benefit Guaranty Corporation
      c/o Pacholder Associates, Inc.
      8044 Montgomery Road, Suite 382
      Cincinnati, OH  45236

      If to AL-CH, to:

      Nederlander Organization, Inc.
      1450 Broadway, 20th Floor
      New York, New York  10022
      Attn: Robert E. Nederlander
      Fax:  212 586-5862
      with a copy to:

      Swidler Berlin Shereff Friedman, LLP
      405 Lexington Avenue
      New York, New York 10174
      Attn: Adam M. Fox
      Fax: (212) 891-9507

     (b) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

     (c) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

     (d) Any provision of this Agreement may be amended or waived by the parties hereto if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Grantors and the Shareholders or, in the case of a waiver, by the party against whom the waiver is to be effective.

     (e) Each of the parties hereto hereby acknowledges that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of the Shareholders and to preserve for the Shareholders the benefits of the Merger;
(ii) such covenants relate to matters which are of a unique character that gives each such representation, warranty, covenant and restriction a unique value; and
(iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to the Shareholders which cannot be adequately compensated by a monetary award. Accordingly, the Shareholders and the Grantors hereby expressly agree that in addition to all other remedies available at law or in equity, the Shareholders shall be entitled, in addition to any other remedy they may have at law or in equity, to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof. The Grantors further agree that neither the Shareholders nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Agreement, and the Grantors irrevocably waive any right they may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against the Grantors, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     (f) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

     (h) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

     (i) This Agreement, the AL-CH Voting Agreement, and the Proxy constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof and thereof.

     (j) This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and effect as an original signature. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     (k) The Grantors shall execute and deliver, and cause to be executed and delivered, any additional certificates, instruments and other documents, and take and cause to be taken any additional actions as the Shareholders may deem necessary, to carry out and effectuate the purpose and intent of this Agreement.

     (l) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court sitting in Newcastle County. The parties hereto hereby (i) submit to the exclusive jurisdiction of any state or federal Court sitting in Newcastle County for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

     (m) Any action to be taken by the Shareholders hereunder may be taken by Shareholders representing a majority of the A-C Common Stock issued pursuant to the Merger Agreement.

     (n) This Agreement and the Proxy, and all obligations of the parties hereunder and thereunder, shall terminate immediately, without any further action being required, upon (i) any valid termination of the Merger Agreement pursuant to its terms, (ii) the date A-C's Certificate of Incorporation is amended as set forth in Section 1(a), and (iii) the date the Proxy is required to terminate under the Delaware General Corporate Law, whichever First occurs (the "Expiration Date").

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PENSION BENEFIT GUARANTY CORPORATION

By:         /s/ Hazel Broadney
            -----------------------------
Name:       Hazel Broadney
Title:      Acting Chief Executive Officer

AL-CH COMPANY, L.P.
By: Q.E.N., Inc., its general partner
By:         /s/ Robert E. Nederlander
            -------------------------------
            Robert E. Nederlander
            President

STOCKHOLDERS

RER CORP


By:         /s/ Robert E. Nederlander
            -------------------------------
Name:       Robert E. Nederlander
Title:      President

/s/ Munowar H. Hidayatallah
--------------------------------
Munowar H. Hidayatallah


/s/ Saeed M. Sheikh
------------------------------
Saeed M. Sheikh

/s/ Howard S. Lorch
------------------------------
Howard S. Lorch


/s/ Jamie C. Lorch
------------------------------
Jamie C. Lorch


/s/ John L. Palazzola

------------------------------
John L. Palazzola


COLEBROOKE INVESTMENT

By:         /s/ Plaiderie Corporate Director
            -----------------------------------
Name:       Plaiderie Corporate Directors
            One Limited
Title:      Director


By:         /s/ Jeffrey R. Freedman
            ------------------------------
            Jeffrey R. Freedman